UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2025

Blend Labs, Inc.
(Exact name of Registrant, as specified in its charter)

Delaware	001-40599	45-5211045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7250 Redwood Blvd., Suite 300
Novato, California 94945
(Address of principal executive offices, including zip code)
(650) 550-4810
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	BLND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2025, the compensation committee of the board of directors of Blend Labs, Inc. (the “Company” or “Blend”) approved entry into a transition and general release agreement (the “Transition Agreement”) with Amir Jafari, the Company’s previous Head of Finance and Administration, pursuant to which Mr. Jafari’s employment with the Company will end on October 3, 2025 (the “Employment End Date”). Subject to earlier termination as provided in the Transition Agreement, Mr. Jafari will serve as a strategic advisor to the Head of Blend and the Company from the Employment End Date through January 1, 2026 (the period during which Mr. Jafari is a strategic advisor, the “Advisor Period”). In exchange for Mr. Jafari’s execution and non-revocation of the Transition Agreement and the release of claims contained therein, Mr. Jafari will receive payments in amounts equivalent to his regular base salary as well as Company-paid COBRA benefits during the Advisor Period. Mr. Jafari’s outstanding equity awards will continue to vest during the Advisor Period in accordance with their terms. Following the end of the Advisor Period, and subject to Mr. Jafari’s compliance with the terms of the Transition Agreement and his execution and non-revocation of a supplemental release agreement, Mr. Jafari will receive an additional payment in the amount of $200,000, less applicable withholdings, and, if at any time during the Advisor Period, the closing price per share of the Company’s Class A Common Stock is at least $7.00, then the 325,000 performance-based restricted stock units representing the first tranche of the equity grant made to Mr. Jafari on March 13, 2025, will vest upon the effectiveness of the supplemental release agreement.

The foregoing summary of the material terms of the Transition Agreement are qualified in their entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blend Labs, Inc.
Date: October 6, 2025
	By:	/s/ Nima Ghamsari
	Name:	Nima Ghamsari
	Title:	Head of Blend and Co-Founder (Principal Executive Officer)